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IDS Life Variable Life Separate Account
File No. 33-11165/811-4298


Exhibit 3:     Financial Statement Schedules and Report of
               Independent Auditors.

Exhibit 5:     Financial Data Schedules.
                   IDS Life Variable Life Separate Account for
                   Flexible Premium Variable Life Insurance
                   IDS Life Insurance Company

Exhibit 6:     Opinion of James M. Jensen, dated April 24, 1997.

Exhibit 7(b):  Written consent of James M. Jensen, dated April 24,
               1997.

Exhibit 7(c): Written consent of Ernst & Young LLP.

Exhibit 7(d): Directors' Power of Attorney, dated March 12, 1997.